EXHIBIT 10.48 - SUMMARY OF TERMINATION BENEFITS UNDER EMPLOYMENT AGREEMENT


Summary of termination benefits provided under the Employment Agreement between the Company and Stephen A. Milne dated December 16, 1997, as amended, (The Employment Agreement) and summary of a separate performance recognition award (The Performance Award) granted Stephen A. Milne by the Board of Directors of the Company upon voluntary termination from active employment on January 18, 2002.

Termination benefits that were provided Mr. Milne under The Employment Agreement are described under a provision in Section 8 of The Employment Agreement (which was filed with the Commission as an exhibit to the 1997 Form 10K of the Company), describing when termination from employment is "By the Executive Without Good Reason".

Benefits  that   were  provided  under  The  Performance  Award  upon  voluntary termination from active employment by Mr. Milne on January 18, 2002 were as follows:

     1. A cash payment of five times the 2002 base annual salary of Mr. Milne plus five times Mr. Milne's 2001 award under the Company's annual incentive plan for Executives.

     2. Continuation of the Company's health, dental and vision insurance coverage for Mr. Milne and his spouse until age 65 and continuation of Company life insurance programs regarding the life of Mr. Milne for his lifetime.

     3. Treatment of Mr. Milne's benefits under the Long-term Incentive Plan of the Company as if Mr. Milne's termination was due to disability. The benefits due upon disability under the plan are defined in Section 2.7(a)(i) and Section 2.7(a)(ii) of the Long-term incentive plan of the Company as filed with the Commission as an exhibit to the 1997 Form 10K of the Company.

     4.  Additional  amounts under the  Supplemental  Employee  Retirement  Plan
     (SERP) considering the following:

     Payments,  which are to begin  immediately after termination of employment,
     under  the  Company's   pension/SERP   plans,   to  include  the  following
     enhancements.

          - Mr. Milne is to be credited with 30 years of service under the SERP's benefit formula.
          - The normal form of payment under the SERP will be changed from a 10 year Certain and Continuous to 100% Joint and Survivor.


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